As filed with the Securities and Exchange Commission on February 1, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

TAILORED BRANDS, INC.

(Exact name of registrant as specified in its charter)

Texas	47-4908760
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

6380 Rogerdale Road
Houston, Texas	77072
(Address of Principal Executive Offices)	(Zip Code)

Tailored Brands, Inc. 2004 Long-Term Incentive Plan

(Full title of the plan)

Jon W. Kimmins

6380 Rogerdale Road

Houston, Texas 77072

(Name and address of agent for service)

(281) 776-7000

(Telephone number, including area code, of agent for service)

With copies to:

Steven A. Seidman, Esq.

Laura L. Delanoy, Esq.

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York

(212) 728-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definition of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered		Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock $.01 par value	2,300,000 shares	(1)	$12.45	$28,635,000	$2,883.55

(1)                                 Represents shares added to the 2004 Long-Term Incentive Plan (the “2004 Plan”) upon the amendment thereof.  There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of the anti-dilution provisions of the 2004 Plan.

(2)                                 Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 and based upon the average of the high and low sales price of a share of Common Stock on the New York Stock Exchange on January 26, 2016.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement registers additional securities of the same class as other securities for which the following registration statements on this Form are effective (the “Earlier Registration Statements”): Registration Nos. 333-125182, 333-152298 and 333-175122 relating to the Tailored Brands, Inc. 2004 Long-Term Incentive Plan (formerly known as The Men’s Wearhouse, Inc. 2004 Long-Term Incentive Plan), as amended and restated effective April 1, 2008 (as amended through the date hereof, the “2004 Plan”), each as amended by Post-Effective Amendment No. 1 thereto filed by Tailored Brands, Inc., a Texas corporation (the “Registrant”), as the successor registrant to The Men’s Wearhouse, Inc., a Texas corporation (“Predecessor”).  Pursuant to Instruction E to Form S-8, the contents of the Earlier Registration Statements are incorporated herein by reference.

Item 8.   Exhibits

The Exhibits to this Post-Effective Amendment are listed on the Exhibit Index and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 1, 2016.

TAILORED BRANDS, INC.

By:	/s/ JON W. KIMMINS
Jon W. Kimmins
Executive Vice President, Chief Financial Officer,
Treasurer and Principal Financial Officer

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Douglas S. Ewert and Jon W. Kimmins, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Commission, granting said attorney-in-fact and agent, and any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name		Title	Date

By:	/s/ DOUGLAS S. EWERT	Chief Executive Officer and Director (Chief Executive Officer)
	Douglas S. Ewert		February 1, 2016

		Executive Vice President, Chief Financial Officer, Treasurer and Principal Financial Officer (Chief Financial Officer)	February 1, 2016
By:	/s/ JON W. KIMMINS
Jon W. Kimmins

Senior Vice President, Chief Accounting Officer and Principal Accounting Officer (Chief Accounting Officer)
By:	/s/ BRIAN T. VACLAVIK
	Brian T. Vaclavik		February 1, 2016

By:	/s/ WILLIAM B. SECHREST
	William B. Sechrest	Chairman of the Board and Director	February 1, 2016

By:	/s/ DAVID H. EDWAB
	David H. Edwab	Vice Chairman of the Board and Director	February 1, 2016

By:	/s/ RINALDO S. BRUTOCO
	Rinaldo S. Brutoco	Director	February 1, 2016

By:	/s/ SHELDON I. STEIN
	Sheldon I. Stein	Director	February 1, 2016

By:	/s/ ALLEN I. QUESTROM
	Allen I. Questrom	Director	February 1, 2016

By:	/s/ GRACE NICHOLS
	Grace Nichols	Director	February 1, 2016

By:	/s/ B. MICHAEL BECKER
	B. Michael Becker	Director	February 1, 2016

By:	/s/ IRENE CHANG BRITT
	Irene Chang Britt	Director	February 1, 2016

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EXHIBIT INDEX

Item 8.   Exhibits

Exhibit Number		Exhibit
4.1	—

2004 Long-Term Incentive Plan (as amended and restated effective April 1, 2008) (incorporated by reference from Exhibit 10.1 to the Predecessor’s Current Report on Form 8-K filed with the Commission on June 27, 2008).

4.2	—	First Amendment to 2004 Long-Term Incentive Plan (incorporated by reference from Exhibit 10.1 to the Predecessor’s Current Report on Form 8-K filed with the Commission on June 17, 2011).
4.3	—	Second Amendment to 2004 Long-Term Incentive Plan (incorporated by reference from Exhibit 10.1 to the Predecessor’s Current Report on Form 8-K filed with the Commission on April 20, 2012).
4.4	—	Third Amendment to 2004 Long-Term Incentive Plan (incorporated by reference from Exhibit 10.1 to the Predecessor’s Current Report on Form 8-K filed with the Commission on September 10, 2013).
4.5	—	Fourth Amendment to 2004 Long-Term Incentive Plan (incorporated by reference from Exhibit 10.1 to the Predecessor’s Current Report on Form 8-K filed with the Commission on July 2, 2015).
4.6	—

Agreement for Adoption and Assumption of The Men’s Wearhouse, Inc. Equity Incentive Plans (incorporated by reference from Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on February 1, 2016).

5.1	—	Opinion of Laura Ann Smith (filed herewith).
23.1	—	Consent of Deloitte & Touche LLP, independent registered public accounting firm (filed herewith).
23.2	—	Consent of Laura Ann Smith (included in Exhibit 5.1).
24.1	—	Powers of Attorney from certain members of the Board of Directors of the Company (contained on page 3).

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